Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2019 RESULTS

WASHINGTON, D.C. – May 7, 2019 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2019.

Highlights for the Quarter Ended March 31, 2019:

•	Net loss of $0.5 million, or $0.01 per share on a fully diluted basis
•	FFO of $22.0 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted of $20.8 million, or $0.29 per share on a fully diluted basis
•	CAD of $18.5 million
•

Completed the acquisition of the final three of the 14 properties in the Company’s previously announced portfolio acquisition. The three properties represent an aggregate of 355,426 square feet and were acquired for a combined purchase price of $152.5 million

•

Issued 6.7 million shares of common stock in exchange for approximately $119.2 million in gross proceeds, settling a portion of the forward sales agreements entered into in connection with the June 2018 underwritten public offering of 20.7 million shares of the Company’s common stock

•

Launched a new ATM program pursuant to which the Company may issue and sell shares of common stock having an aggregate offering price of up to $200.0 million including through the sale of shares on a forward basis (“2019 ATM Program”)

•	Maintained portfolio occupancy at 100%

“Easterly is a company built on secure, recurring cash flows backed by the full faith and credit of our largest tenant, the U.S. Government,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “We believe the underlying credit quality of our 100% leased portfolio provides for superior risk adjusted returns.”

Financial Results for the Quarter Ended March 31, 2019:

Net loss of $0.5 million, or $0.01 per share on a fully diluted basis

FFO of $22.0 million, or $0.31 per share on a fully diluted basis

FFO, as Adjusted of $20.8 million, or $0.29 per share on a fully diluted basis

CAD of $18.5 million

Portfolio Operations

As of March 31, 2019, the Company wholly owned 65 operating properties in the United States, encompassing approximately 5.6 million square feet in the aggregate, including 63 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of March 31, 2019, the portfolio had a weighted average age of 13.0 years, based upon the date the property was built or renovated-to-suit, was 100% occupied, and had a weighted average remaining lease term of 7.3 years.

Acquisitions and Development Activities

On January 31, 2019, the Company completed the acquisition of the final three of the 14 properties in the Company’s previously announced portfolio acquisition. The three properties represent an aggregate of 355,426 square feet and were acquired for a combined purchase price of $152.5 million. The three properties include:

•	DEA - Sterling, VA

DEA - Sterling serves as a special testing and research laboratory to assist the Drug Enforcement Administration (DEA) in performing mission critical forensic analyses. The 49,692-square foot facility was built-to-suit in 2001 and includes evidence rooms, computer labs, cryptography and various other specialized laboratories. The facility is 100% leased through 2020.

•	FDA - College Park, MD

FDA - College Park houses a laboratory for the Food and Drug Administration’s (FDA) Center for Food Safety and Applied Nutrition (CFSAN), one of the FDA’s seven product-oriented centers.  The 80,677-square foot office and laboratory was built-to-suit in 2004 and is 100% leased through 2029. The facility is part of the University of Maryland’s Research Park and is located two blocks from CFSAN headquarters in the Harvey W. Wiley Building, forming a campus which links university researchers, students and staff with federal laboratories and private sector companies.

•	Various GSA - Portland, OR

Various GSA - Portland, a Class A trophy multi-tenanted asset, was built in 2002 and is strategically located within Portland’s Central City Plan District along the MAX light rail system. The 225,057-square foot facility is occupied by tenants such as the U.S. Department of Agriculture (USDA), U.S. Army Corp of Engineers (ACOE), Federal Bureau of Investigation (FBI) and the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF).

Balance Sheet and Capital Markets Activity

As of March 31, 2019, the Company had total indebtedness of $819.8 million comprised of $184.5 million outstanding on its revolving credit facility, $150.0 million outstanding on its 2018 term loan facility, $100.0 million outstanding on its 2016 term loan facility, $175.0 million of senior unsecured notes, and $210.3 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2019, Easterly’s outstanding debt had a weighted average maturity of 6.2 years and a weighted average interest rate of 3.7%. As of March 31, 2019, Easterly’s Net Debt to total enterprise value was 36.6% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro-forma EBITDA ratios were 6.7x and 6.1x, respectively.

On March 4, 2019, the Company launched its 2019 ATM Program, pursuant to which the Company may issue and sell shares of common stock having an aggregate offering price of up to $200.0 million from time to time in negotiated transactions or transactions that are deemed to be “at-the-market” offerings through the applicable sales agents.  Under the 2019 ATM Program, the Company may also enter into one or more forward transactions under separate master forward sale confirmations and related supplemental confirmations with certain sales agents or their affiliates for the sale of shares of common stock on a forward basis.

During the quarter ended March 31, 2019, the Company issued 366,455 shares of the Company’s common stock at a weighted average price of $17.93 per share through the Company’s previously existing ATM program, raising gross proceeds of approximately $6.6 million to maintain balance sheet strength.

Dividend

On May 2, 2019, the Board of Directors of Easterly approved a cash dividend for the first quarter of 2019 in the amount of $0.26 per common share. The dividend will be payable June 27, 2019 to shareholders of record on June 10, 2019.

Outlook for the 12 Months Ending December 31, 2019

The Company is reiterating its guidance for 2019 FFO per share on a fully diluted basis in a range of $1.16 - $1.20.

	Low	High
Net income (loss) per share – fully diluted basis	$0.04	0.08
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.16	1.20

This guidance assumes $200 million of acquisitions, not including the Q1 2019 closings of the final three properties in the 14-property portfolio, and $75 - $100 million of gross development-related investment during 2019.

The Company’s guidance for 2019 FFO per share on a fully diluted basis represents expected FFO, as Adjusted per share on a fully diluted basis growth of approximately 6% to 11%.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) the lesser of i) anticipated lump-sum reimbursement amounts and ii) the cost to date for each project under construction and 2) 40% times the amount by which the cost to date exceeds anticipated lump-sum reimbursement amounts for each project under construction. These adjustments are made to 1) remove the estimated portion of each project under construction that has been financed with debt which may be repaid with anticipated cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction, in excess of anticipated lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 19 of the Company’s Q1 2019 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITS.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on May 7, 2019 to review the first quarter 2019 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 21, 2019 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13689856. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2019	December 31, 2018
Assets
Real estate properties, net	$1,771,788	$1,626,617
Cash and cash equivalents	8,663	6,854
Restricted cash	4,662	4,251
Deposits on acquisitions	3,250	7,070
Rents receivable	23,505	21,140
Accounts receivable	13,650	11,690
Deferred financing, net	2,281	2,459
Intangible assets, net	170,157	165,668
Interest rate swaps	3,147	4,563
Prepaid expenses and other assets	15,638	11,238
Total assets	$2,016,741	$1,861,550

Liabilities
Revolving credit facility	184,500	134,750
Term loan facilities, net	248,329	248,238
Notes payable, net	173,804	173,778
Mortgage notes payable, net	208,780	209,589
Intangible liabilities, net	29,936	30,835
Interest rate swaps	3,398	1,797
Accounts payable and accrued liabilities	38,248	37,310
Total liabilities	886,995	836,297

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
68,005,907 and 60,849,206 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively.	680	608
Additional paid-in capital	1,127,938	1,017,415
Retained earnings	12,381	12,831
Cumulative dividends	(154,944)	(139,103)
Accumulated other comprehensive income (loss)	(219)	2,412
Total stockholders' equity	985,836	894,163
Non-controlling interest in Operating Partnership	143,910	131,090
Total equity	1,129,746	1,025,253
Total liabilities and equity	$2,016,741	$1,861,550

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenues
Rental income	$48,488	$34,831
Tenant reimbursements	1,584	941
Other income	535	202
Total revenues	50,607	35,974

Expenses
Property operating	9,963	6,560
Real estate taxes	5,755	3,700
Depreciation and amortization	22,451	14,634
Acquisition costs	470	224
Corporate general and administrative	4,317	3,459
Total expenses	42,956	28,577

Other expenses
Interest expense, net	(8,132)	(5,582)
Net income (loss)	(481)	1,815

Non-controlling interest in Operating Partnership	65	(296)
Net income (loss) available to Easterly Government
Properties, Inc.	$(416)	$1,519

Net income (loss) available to Easterly Government
Properties, Inc. per share:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03

Weighted-average common shares outstanding:
Basic	61,225,926	45,008,062
Diluted	61,225,926	46,018,040

Net income (loss), per share - fully diluted basis	$(0.01)	$0.03

Weighted average common shares outstanding -
fully diluted basis	70,831,727	53,813,881

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018
Net income (loss)	$(481)	$1,815
Depreciation and amortization	22,451	14,634
Interest expense	8,132	5,582
EBITDA	$30,102	$22,031

Pro forma adjustments(1)	793
Pro forma EBITDA	$30,895

Net income (loss)	$(481)	$1,815
Depreciation and amortization	22,451	14,634
Funds From Operations (FFO)	$21,970	$16,449
Adjustments to FFO:
Acquisition costs	470	224
Straight-line rent and other non-cash adjustments	(974)	(1,794)
Above-/below-market leases	(1,729)	(2,279)
Non-cash interest expense	322	264
Non-cash compensation	734	864
Funds From Operations, as Adjusted	$20,793	$13,728

FFO, per share - fully diluted basis	$0.31	$0.31
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.26

Funds From Operations, as Adjusted	$20,793	$13,728
Acquisition costs	(470)	(224)
Principal amortization	(836)	(763)
Maintenance capital expenditures	(902)	(466)
Contractual tenant improvements	(38)	(95)
Cash Available for Distribution (CAD)	$18,547	$12,180

Weighted average common shares outstanding -
fully diluted basis	70,831,727	53,813,881

1 Pro-forma assuming a full quarter of operations from the three properties acquired in the first quarter of 2019.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

March 31, 2019
Total Debt(1)	$819,810
Less: Cash and cash equivalents	(8,663)
Net Debt	$811,147
Less: Adjustment for projects under construction(2)	(59,949)
Adjusted Net Debt	$751,198

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.